Exhibit 4.4

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

LATIN AMERICA VENTURES, INC.

3% CONVERTIBLE PROMISSORY NOTE

US $190,000	May 12, 2010

FOR VALUE RECEIVED, Latin America Ventures, Inc., a Nevada corporation (the “Company”), promises to pay to Halter Financial Group, L.P. (the “Holder”), the principal sum of One Hundred Ninety Thousand Dollars ($190,000) (the “Principal”) in lawful money of the United States of America, with interest payable thereon at the rate of three percent (3%) per annum. The principal amount hereof and all accrued interest thereon shall be paid in full to the Holder on the earlier of (i) the consummation of the Company’s current equity financing (the “Current Offering”), or any subsequent equity or debt financing that is consummated prior to the Maturity Date (as hereinafter defined), individually or collectively generating gross proceeds to the Company in excess of $6,000,000 or (ii) November 8, 2010 (the “Maturity Date”). The Company acknowledges and agrees that any and all proceeds received by the Company following the date of issuance of this Note and prior to the Maturity Date, whether in connection with the Current Offering or upon the closing of any future debt or equity financing, shall be immediately payable to the Holder to reduce the Principal.

The following is a statement of the rights of the Holder of this Note and the terms and conditions to which this Note is subject, and to which the Holder, by acceptance of this Note, agrees:

1.	Principal Repayment. Except as otherwise provided for herein, the outstanding principal amount of this Note shall be payable on or before the Maturity Date, unless this Note has been earlier converted as described below.

2.	Interest.

(a) Computation. Interest (the “Interest”) shall accrue on the unpaid principal amount of this Note from the date hereof until such principal amount is repaid in full at the rate of three percent (3%) per annum. All computations of the interest rate hereunder shall be made on the basis of a 360-day year of twelve 30-day months. In the event that any interest rate provided for herein shall be determined to be unlawful, such interest rate shall be computed at the highest rate permitted by applicable law. Any payment by the Company of any interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the principal of this Note without prepayment premium or penalty.

3.

 Conversion.

(a)  Generally. The Holder shall have the right, exercisable at any time prior to the Maturity Date, to convert all, but not less than all, of the principal amount then outstanding, plus all accrued but unpaid interest thereon, into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock) at a conversion price (the “Conversion Price”) equal to $2.78 per share (the Common Stock underlying the Note being referred to herein as the “Shares”).

(b)  Mechanics of Conversion. The conversion of this Note shall be conducted in the following manner: upon any conversion of all but not less than all of the outstanding principal amount of this Note, plus all accrued but unpaid interest thereon: (i) the Holder shall deliver a completed and executed Notice of Conversion attached hereto as Exhibit A and surrender and deliver this Note, duly endorsed, to the Company’s office or such other address which the Company shall designate against delivery of the certificates presenting the Shares to be delivered; (ii) in exchange for the surrendered Note, the Company shall prepare and deliver irrevocable instructions addressed to the Company’s transfer and exchange agent, as applicable, to issue such required number of Shares as set forth in the Conversion Notice which Shares shall be delivered to the Holder within five (5) Business Days of the delivery of the documentation to the Company; and (iii) upon delivery of the Shares, this Note shall become fully paid and satisfied. The Company shall, upon the written request of the Holder, use its best efforts to deliver, or cause to be delivered, the Shares hereunder electronically through the Depository Trust and Clearing Corporation or another established clearing corporation performing similar functions, if available; provided, that, the Company may, but will not be required to, change its transfer agent if its current transfer agent cannot deliver the Shares electronically through the Depository Trust and Clearing Corporation.

(c)  Adjustments to Conversion Price.

        (i)  Adjustments for Stock Splits and Combinations and Stock Dividends. If the Company shall at any time or from time to time after the date hereof, effect a stock split or combination of the outstanding Common Stock or pay a stock dividend in shares of Common Stock, then the Conversion Price shall be proportionately adjusted. Any adjustments under this Section 3(c)(i) shall be effective at the close of business on the date the stock split or combination becomes effective or the date of payment of the stock dividend, as applicable.

       (ii)  Merger Sale, Reclassification, etc. In case of any (A) consolidation or merger (including a merger in which the Company is the surviving entity), (B) sale or other disposition of all or substantially all of the Company’s assets or distribution of property to shareholders (other than distributions payable out of earnings or retained earnings), or reclassification, change or conversion of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the conversion of this Note) or any similar corporate reorganization on or after the date hereof, then and in each such case the Holder of this Note, upon the conversion hereof at any time thereafter shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the conversion hereof prior to such consolidation, merger, sale or other disposition, reclassification, change, conversion or reorganization, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had converted this Note immediately prior thereto.

(d) Elimination of Fractional Interests. No fractional shares of Common Stock shall be issued upon conversion of this Note, nor shall the Company be required to pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated and that all issuances of Common Stock shall be rounded up to the nearest whole share.

4.

Events of Default. In the event that any of the following (each, an “Event of Default”) shall occur:

(a) Non-Payment. The Company shall default in the payment of the principal of, or accrued interest on, this Note as and when the same shall become due and payable, whether by acceleration or otherwise; or

(b) Exchange Act or Exchange Requirements. Any termination of registration or suspension of the Company’s reporting obligations under the Exchange Act or suspension from trading on the OTCBB (or any exchange on which the Common Stock is traded or listed for quotation (it being agreed that the delisting of the Common Stock from any national exchange shall not be an Event of Default if the Common Stock is, within ten (10) Business Days of the effective date of such delisting, quoted on the OTCBB), or the Company’s failure to file reports with the SEC on a timely basis as required by the Exchange Act; or

(c) Judgments. Any final, non-appealable judgment, decree or order for the payment of money is entered against any of the Company or the Company’s subsidiaries in an amount equal to $5,000,000 or more and the same remains unsatisfied or unbonded for more than thirty (30) days; or

(d) Bankruptcy. The Company shall: (i) admit in writing its inability to pay its debts as they become due; (ii) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors; (iii) in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property; or (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company, and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or shall result in the entry of an order for relief; then, and so long as such Event of Default is continuing for a period of two (2) Business Days in the case of non-payment under Section 4(a), or for a period of thirty (30) calendar days in the case of events under Sections 4(b) through 4(d) (and the event which would constitute such Event of Default, if curable, has not been cured), by written notice to the Company from the Holder, all obligations of the Company under this Note shall be immediately due and payable without presentment, demand, protest or any other action nor obligation of the Holder of any kind, all of which are hereby expressly waived, and Holder may exercise any other remedies the Holder may have at law or in equity.

5.

Further Assurances. The Company shall execute and deliver any and all such further documents and take any and all such other actions as may be reasonably necessary or appropriate to carry out the intent and purposes of this Note and to consummate the transactions contemplated herein.

6.

Holder Not Deemed a Stockholder. The Holder shall not be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Note be construed to confer upon the Holder hereof, as such, any of the rights at law of a stockholder of the Company prior to the issuance to the Holder of the shares of Common Stock which the Holder is then entitled to receive upon the due conversion of this Note.

7.

Mutilated, Destroyed, Lost or Stolen Note. In case this Note shall become mutilated or defaced, or be destroyed, lost or stolen, the Company shall execute and deliver a new note of like principal amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note. In the case of a mutilated or defaced Note, the Holder shall surrender such Note to the Company. In the case of any destroyed, lost or stolen Note, the Holder shall furnish to the Company: (i) evidence to its satisfaction of the destruction, loss or theft of such Note and (ii) such security or indemnity as may be reasonably required by the Company to hold the Company harmless.

8.

Waiver of Demand, Presentment, etc. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereunder, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder. The Company agrees that, in the event of an Event of Default, to reimburse the Holder for all reasonable costs and expenses (including reasonable legal fees of one counsel) incurred in connection with the enforcement and collection of this Note.

9.

Payment. All payments with respect to this Note shall be made in lawful money of the United States of America, at the address of the Holder as of the date hereof or as designated in writing by the Holder from time to time. The receipt by the Holder of immediately available funds shall constitute a payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Note to the extent of the sum represented by such payment. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal.

10.

Assignment. The rights and obligations of the Company and the Holder of this Note shall be binding upon, and inure to the benefit of, the successors and permitted assigns of the parties hereto. The Holder may not assign, pledge or otherwise transfer this Note or any interest therein without the prior written consent of the Company.

11.

Waiver and Amendment. Any provision of this Note, including, without limitation, the due date hereof, and the observance of any term hereof, may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.

12.

Notices. Any notice, request or other communication required or permitted hereunder shall be in writing at such address as the parties may designate from time to time.

13.

Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York excluding that body of law relating to conflicts of laws.

14.

Consent to Jurisdiction. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Note (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Note, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE HOLDER (INCLUDING THEIR RESPECTIVE AFFILIATES, AGENTS, OFFICERS, DIRECTORS AND EMPLOYEES) HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

15.

Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

16.

Headings. Section headings in this Note are for convenience only, and shall not be used in the construction of this Note.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first above written.

LATIN AMERICA VENTURES, INC.

By: /s/ Jorge Osvaldo Orellana Orellana
Name: Jorge Osvaldo Orellana Orellana
Title: Chief Executive Officer

Exhibit A

LATIN AMERICA VENTURES, INC.
NOTE CONVERSION NOTICE

Reference is made to the 3% Convertible Promissory Note in the original principal amount of $190,000 of Latin America Ventures, Inc., a Nevada corporation (the “Company”), issued to the undersigned (the “Note”).

In accordance with and pursuant to the terms of the Note, the undersigned hereby elects to convert the entire outstanding principal amount due and owing under the Note, together with all accrued but unpaid interest thereon, into shares of Common Stock, $0.001 par value per share, of the Company (the “Common Stock”), by tendering the original of the Note for cancellation.

Please confirm the following information:

Principal Amount Outstanding
under the Note:
________________________

Accrued but unpaid interest
under the Note:
________________________

Conversion Price:
________________________

Number of Shares to be issued:
_________________________

Please issue the Shares into which the Note is being converted in the following name and to the following address:

Issue to:  ________________________

Address:________________________
                ________________________
               ________________________

Facsimile Number:________________________

Authorization: ________________________

By: __________________________

Title:_________________________

Dated:  ________________________